Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Statements of Middleby

On January 5, 2009, The Middleby Corporation (“Middleby” of the “company’) announced that it had completed the acquisition of TurboChef Technologies, Inc.  The following unaudited pro forma condensed combined financial statements are designed to show how the merger of Middleby and TurboChef might have affected the historical financial data of Middleby, giving effect to the merger as if it had been consummated at an earlier date. The following unaudited pro forma condensed combined financial statements give effect to the merger as if it had been completed on September 27, 2008, with respect to the pro forma balance sheet, and as of December 31, 2006 (the first day of Middleby’s fiscal year 2007), with respect to the pro forma statement of earnings. The historical financial statements have been adjusted to give effect to pro forma events that are directly attributable to the merger, factually supportable, and expected to have a continuing impact of the combined results.   Additionally, the following unaudited pro forma condensed combined financial statements also give effect to the December 31, 2007 Middleby acquisition of New Star International Holdings, LLC (“New Star”).  The unaudited pro forma financial statements give effect to the New Star acquisition as if it had been completed on December 31, 2006 (first day of Middleby’s fiscal year 2007) with respect to the pro forma statement of earnings.  Middleby’s statement of earnings for the nine month period ended September 27, 2008 and the balance sheet at September 27, 2008, include the results of New Star.

The following unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting with Middleby treated as the acquiring entity and reflect adjustments, which are based upon preliminary estimates, to allocate the estimated purchase price to TurboChef’s assets acquired and liabilities assumed. The following unaudited pro forma condensed combined financial statements are based on TurboChef stockholders receiving 0.0486 of a share of Middleby common stock and $3.67 in cash for each share of TurboChef common stock in the merger. The purchase price allocation reflected herein is preliminary insofar as the final allocation will be based upon the actual purchase price, including transaction costs and the actual assets acquired and liabilities assumed of TurboChef as of the date of the completion of the merger.  The excess of the purchase price over the estimated fair values of TurboChef 's assets acquired and liabilities assumed is recorded as other identifiable intangible assets and goodwill.  Additionally, Middleby has yet to complete the detailed valuation studies necessary to finalize the purchase price allocation.  Accordingly, the final purchase price allocation, which will be determined subsequent to the closing of the merger, may differ materially from the preliminary allocation included in this section, although these amounts represent Middleby management’s best estimates as of the date of this document..

Preparation of the unaudited pro forma condensed combined financial statements was based on estimates and assumptions deemed appropriate by Middleby’s management. The pro forma adjustments and certain other assumptions are described in the accompanying notes. The pro forma condensed combined financial statements are unaudited and are presented for illustrative purposes only.   The unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial condition or results of operations that actually would have been realized had the merger been competed on the dates indicated above.  In addition, the following unaudited pro forma financial statements do not purport to project the future financial condition or results of operations of the combined company.  Middleby management has not completed an evaluation of TurboChef’s accounting policies and practices to determine if they conform to Middleby’s accounting policies and practices.  Any changes identified by management may impact the future combined results of operations of Middleby and TurboChef. The pro forma financial information does not include the effects of expected operating synergies and cost savings related to the acquisition. The pro forma financial information also does not include costs for integrating TurboChef and Middleby. The pro forma financial information does not include the impact of Statement of Financial Accounting Standards (“SFAS”)  No. 141(R), Business Combinations, adopted by Middleby on January 4, 2009 (first day of Middleby's fiscal year 2009).

UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEETS
(in thousands, except share data)

	Middleby Sept. 27, 2008	TurboChef Sept. 30, 2008		Pro Forma Adjustments for the Acquisition		Pro Forma for the Acquisition
ASSETS
Current assets:
Cash and cash equivalents	$7,027	$	$ 7,007	$(7,007	)(a)	$7,027
Accounts receivable, net	91,633		11,023	-		102,656
Inventories, net	94,360		16,513	2,898	(b)	113,771
Prepaid expenses and other	9,697		8,615	(1,964	)(c)	16,348
Prepaid taxes	7,627		-	-		7,627
Current deferred taxes	14,788		-	-		14,788
Total current assets	225,132		43,158	(6,073)		262,217
Property, plant and equipment, net	44,562		6,589	-		51,151
Goodwill	248,779		5,934	103,860	(d)	358,573
Other intangibles	125,726		8,445	63,905	(e)	198,076
Deferred tax asset	—		—	4,016	(f)	4,016
Other assets	3,836		94	741	(g)	4,671
Total assets	$648,035		$64,220	$166,449		$878,704

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term debt	$7,803		$6,000	$(6,000	)(h)	$7,803
Accounts payable	34,377		12,616	-		46,993
Accrued expenses	98,535		16,472	2,646	(i)	117,653
Total current liabilities	140,715		35,088	(3,354)		172,449

Long-term debt	249,850		-	132,089	(j)	381,939
Long-term deferred tax liability	20,856		-	(20,856	)(k)	-
Other non-current liabilities	18,847		899	2,500	(l)	22,246
Stockholders' equity:
Middleby preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	-		-	-		-
TurboChef preferred stock, $1 par value, 5,000,000 shares authorized; none issued	-		-	-		-
TurboChef preferred membership units exchangeable for shares of common stock	-		380	(380	)(m)	-
Middleby common stock, $.01 par value, 47,500,000 shares authorized; 21,068,556 shares issued in 2008	120		-	-		120
TurboChef common stock, $.01 par value, 100,000,000 shares authorized; 30,721,565 shares issued in 2008	-		307	(307	)(n)	-
Paid-in capital	106,739		185,657	(101,354	)(o)	191,042
Middleby treasury stock at cost; 4,074,713 shares in 2008	(102,000)		-	-		(102,000)
Retained earnings (accumulated deficit)	213,484		(158,111)	158,111	(p)	213,484
Accumulated other comprehensive income	(576)		-	-		(576)
Total stockholders' equity	217,767		28,233	56,070		302,070
Total liabilities and stockholders' equity	$648,035		$64,220	$166,449		$878,704

The accompanying Notes to Pro Forma Condensed Combined Financial Statements
are an integral part of these statements.

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENTS OF EARNINGS
(in thousands, except per share data)

	Nine Months Ended
	Middleby Sept. 27, 2008	TurboChef Sept. 30, 2008	Pro Forma Adjustments for the Acquisition		Pro Forma for the Acquisition

Net sales	$500,868	$65,979	$(262	)(q)	$566,585
Cost of sales	310,221	43,732	(262	)(r)	353,691
Gross profit	190,647	22,247	-		212,894
Selling and distribution expenses	49,743	19,916	-		69,659
General and administrative expenses	51,443	17,767	3,475	(s)	72,685
Income (loss) from operations	89,461	(15,436)	(3,475)		70,550
Interest expense and deferred financing amortization, net	9,910	668	5,780	(t)	16,358
Other expense, net	1,798	(19)	-		1,779
Earnings (loss) before income taxes	77,753	(16,085)	(9,255)		52,413
Provision (benefit) for income taxes	31,165	-	(10,136	)(u)	21,029
Net earnings (loss)	$46,588	$(16,085)	$881		$31,384

Net earnings (loss) per share:
Basic	$2.91	$(0.53)			$1.79
Diluted	$2.72	$(0.53)			$1.68

Weighted average number of shares
Basic	15,985	30,269			17,525
Diluted	17,143	30,269			18,683

The accompanying Notes to Pro Forma Condensed Combined Financial Statements
are an integral part of these statements.

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENTS OF EARNINGS
(in thousands, except per share data)

	Twelve Months Ended						Twelve Months Ended
	Middleby Dec. 29, 2007	New Star Nov. 30, 2007	(1)	Pro Forma Adjustments		Pro Forma for the Acquisition	TurboChef Dec. 31, 2007	Pro Forma Adjustments		Pro Forma for the Acquisition

Net sales	$500,472	$92,041		$-		$592,513	$108,106	$(350	)(q)	$700,269
Cost of sales	308,107	59,719		-		367,826	71,590	(350	)(r)	439,066
Gross profit	192,365	32,322		-		224,687	36,516	-		261,203
Selling and distribution expenses	50,769	9,512		-		60,281	17,267	-		77,548
General and administrative expenses	48,663	10,457		2,447	(v)	61,567	36,392	4,517	(s)	102,476
Income (loss) from operations	92,933	12,353		(2,447)		102,839	(17,143)	(4,517)		81,179
Interest expense and deferred financing amortization, net	6,336	2,768		9,557	(w)	18,661	97	8,337	(t)	27,095
Other (income) expense, net	(1,382)	197		(236	)(x)	(1,421)	(6)	-		(1,427)
Earnings (loss) before income taxes	87,979	9,388		(11,768)		85,599	(17,234)	(12,854)		55,511
Provision (benefit) for income taxes	35,365	3,430		(4,707	)(y)	34,088	-	(12,035	)(u)	22,053
Net earnings (loss)	$52,614	$5,958		$(7,061)		51,511	(17,234)	$(819)		$33,458

Net earnings (loss) per share:
Basic	$3.35						$(0.59)			$1.94
Diluted	$3.11						$(0.59)			$1.81

Weighted average number of shares
Basic	15,694						29,295			17,219
Diluted	16,938						29,295			18,463

The accompanying Notes to Pro Forma Condensed Combined Financial Statements
are an integral part of these statements.

(1) Statement of earnings information for New Star represents the twelve month period ended November 30, 2007.

NOTES TO PRO FORMA
COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

(1)           PURCHASE PRICE

On January 5, 2009, The Middleby Corporation (“Middleby” of the “company’) completed its previously announced acquisition of TurboChef Technologies, Inc.

The stock price used to determine the preliminary estimated purchase price is based on the average of the closing prices of Middleby common stock for the trading days from August 8, 2008 through August 14, 2008.  The preliminary estimated purchase price also includes estimated other transaction costs.  The estimated fair values of assets acquired and liabilities assumed are based on preliminary valuation.  The final valuation and related allocation of the purchase price at the closing of the merger may be materially different from the allocation based on this preliminary valuation.

Preliminary calculation of the allocation of the purchase price to the estimated fair value of net assets acquired and liabilities assumed.

Preliminary estimated purchase price:
Cash (31,680,409 shares at $3.67 per TurboChef share)	$116,267
Middleby common stock (31,680,409 shares at 0.0486 Middleby shares at $54.754 per Middleby share)	84,303
Estimated transaction cost incurred by Middleby	16,829
Cash acquired	(7,007)
Debt assumed	6,000

Total purchase price	$216,392

Preliminary estimated net assets acquired and liabilities assumed:

Estimated
Fair Value
Current assets	$37,085
Property, plant and equipment	6,589
Deferred tax assets	24,872
Other assets	835
Current liabilities	(31,734)
Other non-current liabilities	(3,399)

Total net assets acquired and liabilities assumed	$34,248

Preliminary estimated intangible assets acquired:

		Estimated
	Estimated	Amortizable
	Fair Value	Life

Trade name	$40,000	Indefinite
Customer relationships	25,000	6 years
Developed technology	7,000	5 years
Backlog	350	3 months

Total intangible assets acquired	$72,350

Goodwill	$109,794

Total purchase price	$216,392

(2)	PRO FORMA ADJUSTMENTS

Balance Sheet

(a)	Reflects the elimination of TurboChef’s cash on hand used to reduce the amount of debt necessary to fund the merger.

(b)
Reflects the estimated valuation of TurboChef inventory to fair value which is expected to turn out of inventory and impact cost of goods sold in the first 90 days following the completion of the merger.

(c)	Reflects the elimination of TurboChef prepaid expense related to a contractual agreement that is not expected to be utilized after the merger is complete.

(d)	Represents the addition of $109,794 in goodwill arising from Middleby's acquisition of TurboChef, net of the elimination of TurboChef existing goodwill of $5,934.

(e)
Represents the estimated addition of $72,350 in other intangibles based on preliminary valuation arising from Middleby's acquisition of TurboChef, net of the elimination of TurboChef existing unamortized other intangibles of $8,445.  The other intangibles addition arising from the acquisition of TurboChef include $40,000 related to the trade name, $25,000 to customer relationships, $7,000 to developed technology and $350 to backlog.  Customer relationships, developed technology and backlog will be amortized using straight line method over a period of 6 years, 5 years and 3 months, respectively.

(f)
Represents the reversal of a valuation allowance of $52,866 associated with deferred tax assets that had been determined to be unrealizable by TurboChef, but more likely than not will be realizable by Middleby as a result of the merger, net of the reclass of $48,850 related to the combined company’s deferred tax position following the completion of the merger.

(g)
Represents the deferral of $811 in estimated costs incurred in connection with the TurboChef acquisition financing, net of the elimination of $70 in unamortized deferred financing costs related to TurboChef’s debt financing agreement.  The $811 of deferred financing costs relate to Middleby’s additional debt financing in conjunction with the acquisition of TurboChef which will be amortized over the remaining 4 1/2 years of the amended financing agreement.

(h)	Reflects the elimination of TurboChef current portion of debt financing of $6,000 which will be repaid at closing.

(i)	Represents the establishment of current liabilities related to a contractual obligation of $2,500 and idle lease facilities of $146 that are not expected to be utilized after the merger is complete.

(j)
Reflects $116,267 of estimated cash paid at closing, the addition of $16,829 in transaction costs, net of the elimination of TurboChef cash on hand of $7,007 and the repayment of TurboChef current maturities of long term debt of $6,000.

Cash paid at closing	$116,267
Estimated transaction costs	16,829
Repayment of existing TurboChef debt	6,000
TurboChef cash on hand	(7,007)

Total additional Middleby debt	$132,089

(k)
Represents the reclassification of Middleby's deferred tax position of $20,856.  Based on estimated TurboChef net operating losses that will be recorded as deferred tax assets upon closing of the merger, on a pro forma consolidated basis, Middleby will have a net deferred tax asset position.

(l)	Represents the establishment of non-current liabilities related to a contractual obligation of $2,500 that is not expected to be utilized after the merger is complete.

(m)	Represents the elimination of TurboChef preferred membership units exchangeable for shares of common stock of $380.

(n)	Represents the elimination of TurboChef common stock of $307.

(o)
Represents the elimination of TurboChef’s historical paid in capital of $185,657 net of Middleby’s increased paid in capital of $84,303 in conjunction with the issuance of Middleby common shares to TurboChef shareholders.  Based on terms of the merger agreement and preliminary estimates of the closing purchase price, Middleby will issue an additional 1,539,668 shares of Middleby common stock.

(p)	Represents the elimination of the accumulated deficit of TurboChef of $158,111.

Income Statement

(q)	Reflects the elimination of TurboChef’s royalty income derived from Middleby of $262 for the combined nine month period.

Reflects the elimination of TurboChef’s royalty income derived from Middleby of $350 for the combined twelve month period.

(r)	Reflects the elimination of Middleby’s royalty expense of $262 for the combined nine month period.

Reflects the elimination of Middleby’s royalty expense of $350 for the combined twelve month period.

(s)
Reflects the elimination of TurboChef’s intangible amortization of $1,050 and the addition in intangible amortization of $4,525 associated with Middleby’s purchase of TurboChef for the combined nine month period.

Reflects the elimination of TurboChef’s intangible amortization of $1,400 and the addition in intangible amortization of $5,917 associated with Middleby’s purchase of TurboChef for the combined twelve month period.

(t)
Represents the elimination of $266 of TurboChef interest expense, the elimination of $133 interest income, the addition of Middleby interest expense of $5,944 related to increased debt borrowings, the elimination of $166 of TurboChef amortization of deferred financing costs and the addition of $135 of amortization of deferred financing costs related to Middleby’s additional debt borrowings for the combined nine month period.   Middleby estimated an interest rate of 6% on its borrowings related to the acquisition financing.  A 1/8% change in the actual interest rate would result in a $124 change in the assumed interest rate expense for the combined nine month period.

Represents the elimination of $265 of TurboChef interest expense, the elimination of $638 interest income, the addition of Middleby interest expense of $7,925 related to increased debt borrowings at an estimated rate of 6%, the elimination of $141 of TurboChef amortization of deferred financing costs and the addition of $180 of amortization of deferred financing costs related to Middleby’s additional debt borrowings for the combined twelve month period.    Middleby estimated an interest rate of 6% on its borrowings related to the acquisition financing.  A 1/8% change in the actual interest rate would result in a $165 change in the assumed interest rate expense for the combined twelve month period.

(u)
Reflects the net reduction of $10,136 to the tax provision resulting from the tax impact of the pro forma changes to pre-tax income as described in notes (a) through (t) for the combined nine month period utilizing a combined estimated statutory rate of 40%.

Reflects the net reduction of $12,035 to the tax provision resulting from the tax impact of the pro forma changes to pre-tax income as described in notes (a) through (t) for the combined twelve month period utilizing a combined estimated statutory rate of 40%.

(v)
Reflects the elimination of New Star’s intangible amortization of $1,881 and the addition of intangible amortization of $4,328 associated with Middleby’s purchase of New Star for the combined twelve month period.

(w)
Represents the elimination of $2,768 of New Star’s interest expense, the addition of Middleby interest expense of $11,280 related to a new debt facility at an estimated rate of 6%, the write-off of $725 of Middleby unamortized deferred financing costs related to its existing debt agreement and the addition of $320 of amortization of deferred financing costs related to Middleby’s new debt financing agreement for the combined twelve month period.

(x)	Represents the elimination of New Star’s management fee of $236 for the combined twelve month period.

(y)
Reflects the net reduction of $4,707 to the tax provision resulting from the pro forma changes to taxable income as described in notes (v) through (x) for the combined twelve month period utilizing a combined statutory rate of 40%.

*****